                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         Microware Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          MICROWARE SYSTEMS CORPORATION


                                   ----------


                              1500 NW 118TH STREET
                             DES MOINES, IOWA 50325



                                                                   July 31, 2000



Notice of Annual Shareholders Meeting:

     You are hereby notified that the Annual Meeting of Shareholders of Microware Systems Corporation (the "Company") will be held at the Four Points Hotel Sheraton, 11040 Hickman Road, Clive, Iowa 50325, at 10:00 a.m. local time, on Tuesday September 12, 2000, for the following purposes:


     1. To Elect two Class II Directors to hold office until the 2003 Annual Meeting

     2. To consider a proposal to amend the Company's 1995 Stock Option Plan to authorize the issuance of an additional 600,000 shares under the plan.

     3. To consider a proposal to ratify the selection of KPMG LLP as independent accountants of the Company for the fiscal year ended March 31, 2001.

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on July 11, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. Whether or not you expect to be present in person at the Meeting, please mark, date, sign and return the enclosed proxy in the envelope provided.



                                   By Order of the Board of Directors



                                   GEORGE E. LEONARD
                                   SECRETARY

                          MICROWARE SYSTEMS CORPORATION
                              1500 NW 118TH STREET
                             DES MOINES, IOWA 50325


                                   ----------


                       2000 ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 12, 2000


                                   ----------


                                 PROXY STATEMENT
                                     GENERAL

     This Proxy Statement and the accompanying proxy are furnished to shareholders of Microware Systems Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2000 Annual Meeting of Shareholders (the "Meeting") to be held at the Four Points Hotel Sheraton, 11040 Hickman Road, Clive, Iowa, at 10:00 a.m. local time, on Tuesday, September 12, 2000, for the purpose set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Shareholders for the fiscal year ended March 31, 2000, are expected to be mailed to shareholders on or about July 31, 2000.

     Shareholders of record at the close of business on July 11, 2000 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 15,861,856 shares of Common Stock, no par value (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held at the record date.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election supervisor appointed for the Meeting and will determine whether or not a quorum is present. Neither the Company's Articles of Incorporation, By-laws nor Iowa law determines the treatment and effect of abstentions and broker non-votes. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Properly executed proxies will be voted in the manner directed by the shareholders. If no direction is made, such proxies will be voted FOR the election of the two nominees named under the caption "Election of Directors" as set forth therein as Directors of the Company, FOR the amendment of the 1995 Stock Option Plan and FOR ratification of the selection of KPMG LLP as the Company's independent public accountants. Any proxy may be revoked by the shareholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the shareholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgement.

     The information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company and their transactions with the Company is based upon information received by each individual as of July 11, 2000.

           HOLDINGS OF SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of July 11, 2000, the name, address and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934(the "Exchange Act")) known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the Directors and Nominees for Director, Named Executive Officers (defined herein) and by all Directors and executive officers of the Company as a group, in each case to the best of the Company's knowledge.

                                                                                      PERCENT
                                                    AMOUNT AND NATURE OF BENEFICIAL     OF
     NAME OF BENEFICIAL OWNER                                 OWNERSHIP(1)             CLASS
     ------------------------                                 ------------             -----
EXECUTIVE OFFICERS AND DIRECTORS
Kenneth B. Kaplan                                                4,658,107(2)          29.4
George E. Leonard                                                   49,137(3)            *
Martin Allen                                                        23,250               *
Shigehiro Ishibashi                                                      0               *
M. Denis Connaghan                                                       0               *
James H. Boswell                                                    24,000               *
Beth E. Law                                                              0               *
Arthur Don                                                          40,100               *
James A. Gordon                                                          0               *
Daniel P. Howell                                                   748,639(4)           4.7
Dennis E. Young                                                     16,000               *
Robert A. Peiser                                                         0               *
All executive officers and directors as a group
(8 persons)(2)(3)(4)(5)                                          5,560,556             34.7
                                                                 ---------             ----
OTHER FIVE PERCENT SHAREHOLDERS
Motorola, Inc.
     1303 East Algonquin Road
     Schaumburg, Illinois  60196                                 2,774,968(6)          16.2
Mesirow Capital Partners VI
     350 North Clark Street
     Chicago, Illinois  60610                                      748,639              4.7
Elliott Associates, L.P.
     712 Fifth Avenue
     New York, New York  10019                                   1,132,997(7)           6.8
Westgate International, L.P.
     c/o Elliott Management Corporation
     712 Fifth Avenue
     New York, New York  10019                                   1,132,997(7)           6.8

----------
*  Less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated in the footnotes to this table, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table.

(2) Includes 7,600 shares held by Mr. Kaplan as custodian. Mr. Kaplan's address is 1500 NW 118th Street, Des Moines, Iowa.

(3) Comprises options which are currently exercisable or which are deemed currently exercisable, and in the case of Messrs. Leonard and Don, includes 1,137 and 100 shares, respectively, which are directly owned.

(4) Mr. Howell is Senior Managing Director of Mesirow Private Equity Investments, Inc., an affiliate of the corporate general partner of Mesirow Capital Partners VI, which is the direct beneficial owner of such shares.

(5) Does not include Messrs. Connaghan, Allen, and Ishibashi who resigned from the Company before July 11, 2000, nor Mr. Peiser who is a Director Nominee at the Meeting.

(6) Includes warrants to purchase 1,248,736 shares of Common Stock. Such warrants are deemed currently exercisable (as of fiscal year-end) at an exercise price of $10.81 per share.

(7) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on June 30, 2000, the following entities beneficially own certain shares of common stock of the Company: (1) Elliott Associates, L.P. ("Elliott"), (2) Westgate International, L.P. ("Westgate") (address: c/o HSBC Financial Services (Cayman) Limited, P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands, British West Indies) and (3) Elliott International Capital Advisors, Inc. ("International Advisors"). Paul E. Singer and Elliott Capital Advisors, L.P. are the general partners of Elliott. Habledon, Inc. is the sole general partner of Westgate. International Advisors is the investment manager for Westgate. International Advisors expressly disclaims equitable ownership of and pecuniary interest in any common stock of the Company.

     On June 16, 2000, 334,278 shares of common stock were issued to each of Elliott and Westgate pursuant to the conversion of 789 shares of Series I Preferred Stock held by each of Elliott and Westgate with a liquidation preference of $1,006.222 and a conversion price of $2.375. Based on a conversion price of $2.1563 (which is the average of the two lowest closing bid prices of the common stock, as recorded on Nasdaq, during the fifteen trading days prior to the conversion date - for purposes of this table, as of July 26, 2000), 445,671 shares would be issuable to each of Elliott and Westgate upon conversion of the remaining 961 shares of Series I Preferred Stock held by each of Elliott and Westgate. In addition, 309,298 shares of common stock would be issuable to each of Elliott and Westgate upon the exercise of options at an exercise price of $4.8497 and 43,750 shares of common stock would be issuable to each of Elliott and Westgate upon the exercise of warrants at an exercise price of $5.3116. Elliott, Westgate and International Advisors disclaim beneficial ownership of shares of common stock of the Company to the extent that the collective beneficial ownership of the common stock of the Company by such entities exceeds 9.99% of the then outstanding common stock of the Company. Subject to the foregoing disclaimer, Elliott has sole power to vote or direct the vote and dispose or direct the disposition of 1,132,997 shares of common stock of the Company, and Westgate and International Advisors together have shared power to vote or direct the vote and dispose or direct the disposition of 1,132,997 shares of common stock of the Company.

                              ELECTION OF DIRECTORS

     Two Class II Directors are to be elected by a plurality of the shareholder votes cast at the Meeting, to serve until the 2003 Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. George E. Leonard and Robert A. Peiser are nominees at this Meeting. The Articles of Incorporation provide that three directors will serve in each of the three classes. In July 1999, M. Denis Connaghan resigned as a Class II director. Effective November 1999, Mr. Robert Bigony resigned as a Class II director of the Company. In May 2000, Mr. Leonard filled a vacancy in Class II. James A. Gordon will not stand for re-election as a Class II Director. Mr. Gordon has been a Director of the Company since 1994 and the Company thanks him for his many years of service. The Class III Directors, Arthur Don and Dennis E. Young, are scheduled to serve until the 2001 Annual Meeting. The Class I Directors, Kenneth B. Kaplan and Daniel P. Howell are scheduled to serve until the 2002 Annual Meeting. There are presently two directors in Class I, two directors in Class II, and two directors in Class III. The Board is currently considering potential nominees for the vacancies.

                                                           PRINCIPAL OCCUPATION(S)
                                                          DURING THE PAST FIVE YEARS                                DIRECTOR OF
         NAME            AGE                            AND OTHER PUBLIC DIRECTORSHIPS                             COMPANY SINCE
         ----            ---                            ------------------------------                             -------------
George E. Leonard        59        Mr. Leonard has served as Executive Vice President, Chief Financial Officer,         2000
                                   Treasurer and Secretary since 1998,and Chief Operating Officer and a director since May 16, 2000. Prior to joining the Company, from July 1996 to July
                                   1998, Mr. Leonard was the Vice President and Chief Financial Officer and a
                                   director of Western Pacific Airlines, based in Colorado Springs, Colorado.
                                   Western Pacific Airlines filed for bankruptcy protection under Chapter 11 on
                                   October 4, 1997 and converted its filing to Chapter 7 in July 1998. Mr.
                                   Leonard also served as Chairman and Chief Executive Officer of Consumer
                                   Guaranty Corporation of Phoenix, Arizona, President and CEO of GEL
                                   Management Corporation from 1995 to 1996.

Robert A. Peiser         52        Mr. Peiser has been Chairman and Chief Executive Officer of Vitality                 Nominee
                                   Beverages, Inc. since June 1999. Prior to that date, Mr. Peiser served as
                                   Chairman of CVSI, Inc. from 1989 to 1999; President and Chief Executive
                                   Officer of Western Pacific Airlines from 1996 to 1998; and Vice Chairman and
                                   Chief Executive Officer of FoxMeyer Drug Company from August 1996 through November 1996. Western Pacific Airlines filed for bankruptcy protection under Chapter 11 on October 4, 1997 and converted its filing to
                                   Chapter 7 in July 1998. In addition, Mr. Peiser was Executive Vice President -
                                   Finance and Chief Financial Officer of Trans World Airlines, Inc. from August
                                   1994 through August 1996. Mr. Peiser is a member of the Board of Directors of Ascent Assurance, Inc., a health insurance holding company, and The
                                   Tampa Bay Partnership.

     THE ENCLOSED PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN TWO, THE NUMBER OF NOMINEES IN THIS PROXY STATEMENT.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE CLASS II DIRECTOR NOMINEES.

     The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. Information about the Directors whose terms of office will continue after the Annual Meeting is set forth in the following paragraphs:

DIRECTORS WHOSE TERMS EXPIRE IN 2001

ARTHUR DON, AGE 46                                           DIRECTOR SINCE 1994

     Mr. Don has been a member of the law firm of D'Ancona & Pflaum LLC, Chicago, Illinois, counsel to the Company, since 1985.

DENNIS E. YOUNG, AGE 57                                      DIRECTOR SINCE 1994

     Mr. Young is Executive Vice President and Chief Financial Officer and a director of Wells Fargo Financial, Inc., formerly Norwest Financial, Inc, a financial services firm headquartered in Des Moines, Iowa, which he joined in 1965.


DIRECTORS WHOSE TERMS EXPIRE IN 2002

KENNETH B. KAPLAN, AGE 47                                    DIRECTOR SINCE 1977

     Mr. Kaplan has served as President and Chief Executive Officer of the Company since he co-founded it in 1977. Mr. Kaplan was one of the principal designers of the OS-9 real-time operating system. Mr. Kaplan is a member of the boards of directors of the Interactive Multimedia Association and is a Trustee of Drake University and Buena Vista University. Mr. Kaplan attended Drake University.

DANIEL P. HOWELL, AGE 48                                     DIRECTOR SINCE 1994

     Mr. Howell is Senior Managing Director of Mesirow Private Equity Investments, Inc., an affiliate of the corporate general partner of Mesirow Capital Partners VI, a venture capital partnership.


DIRECTOR COMMITTEES

     The Board of Directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee's functions are to recommend annually to the Board of Directors the selection, retention, or termination of the independent auditors of the Company; to ensure that the auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company; to evaluate the independence of the auditors, and receive the auditors specific representation as to their independence and make recommendations to the Board of Directors based on such evaluations; to meet with the independent auditors, including private meetings, as necessary (a) to review arrangements for and scope of the annual audit and any special audits;
(b) to discuss any matters of concern relating to the financial statement, including any adjustments to such statements recommended by the auditors; (c) to consider the auditors' comments with respect to the financial policies, procedures and internal accounting controls of the Company and management's responses thereto; (d) to discuss with the auditors the matters to be discussed by Statement on Accounting Standards No. 61 as modified or supplemented; and (e) to review the form of opinion the auditors propose to render to the Board of Directors and shareholders; to review with financial management and the independent auditors the 10-Q and 10-K prior to their filing or prior to the release of earnings; to consider the effect upon the Company of any changes in accounting principles or practices proposed by management or the auditors; to review the fees charged by the auditors for audit and non-audit services; to investigate improprieties in Company operations; and to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate, including the preparation of the report required by the rules of the Securities and Exchange Commistion to be included in the Company's annual proxy statement. Messrs. Young (Chair), Gordon, and Howell currently serve on the Audit Committee. During the 2000 fiscal year, the Audit Committee held one (1) meeting.

     The Compensation Committee's functions are to review and approve annual salaries and bonuses for all executive officers, to review, approve and recommend to the Board the terms and conditions of all employee benefit plans or changes thereto and to administer the Corporation's various stock option plans. Messrs. Howell (Chair) and Gordon currently serve on the Compensation Committee. During the 2000 fiscal year, the Compensation Committee held (1) meeting and acted by unanimous consent on (1) occasion.

     The Board of Directors held four (4) meetings during the fiscal year ended March 31, 2000. M. Denis Connaghan attended one (1) Board meeting prior to his resignation in July, 1999. Robert W. Bigony attended two (2) Board meetings prior to his resignation in November, 1999. All other Directors attended at least seventy-five percent of applicable Board and Committee meetings.

DIRECTORS' COMPENSATION

     Non-employee Directors are entitled to be paid $1,000 for attendance at each committee or Board of Directors meeting attended in person, up to an amount not to exceed $5,000 per year. All Directors are reimbursed for travel expenses incurred in attending meetings of the Board of Directors. Certain Directors are also eligible to receive grants of stock options.

     Effective following the Meeting, non-employee Directors will be entitled to an annual retainer in the amount of $15,000, $2,000 for attendance at each Board of Directors meeting attended in person, and lesser amounts for certain telephonic and committee meetings. Additionally, non-employee Directors are entitled to Stock Options of 25,000 shares each.


                             EMPLOYMENT AGREEEMENTS

GEORGE E. LEONARD

     In September of 1999, the Company entered into an employment agreement with Mr. Leonard whereby he agreed to serve as Chief Financial Officer of the Company. This agreement is effective until March 31, 2001, and is automatically extended for additional one-year periods ending on March 31, unless terminated by either party in accordance with the agreement. Pursuant to this agreement, Mr. Leonard earns a base salary of $150,000 per year. Mr. Leonard's employment agreement provides that, in the event Mr. Leonard's employment is involuntarily terminated as a result of a change of control of the Company, he will be entitled to a severance payment equal to one year of his base salary.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information concerning all compensation awarded, earned, or paid by the Company during its fiscal years ended March 31, 2000, 1999 and 1998 to (a) the Company's Chief Executive Officer, (b) the three most highly compensated executive officers other than the CEO who were serving as executive officers as of March 31, 2000, and (c) two individuals for whom disclosure would have been required but for the fact that they were not serving as executive officers at March 31, 2000 (the "Named Executive Officers").

                                   ----------

                           SUMMARY COMPENSATION TABLE

                                                                          ANNUAL
                                                                      COMPENSATION($)                ALL OTHER
                                                                   SALARY       BONUS(1)          COMPENSATION($)(2)
                                                                   ------       --------          ------------------
KENNETH B. KAPLAN                                    2000           185,000                             4,978(3)(4)
Chairman of the Board of Directors                   1999           185,000                             4,411(3)(4)
President and Chief Executive Officer                1998           185,000                             6,593(3)(4)

M. DENIS CONNAGHAN (5)                               2000            83,075                            33,030(6)
Former Executive Vice President,                     1999           200,000                               769(7)
Chief Operating Officer and Secretary                1998           174,000        9,000               90,600(8)

MARTIN ALLEN(9)                                      2000           161,738       54,528
Managing Director European Operations                1999           132,272      128,142
                                                     1998           131,776       32,944

SHIGEHIRO ISHIBASHI (10)                             2000           216,039                            42,554(11)
Former President and Representative                  1999           195,500
Director, Microware Systems Kabushiki Kaisha         1998            54,725

GEORGE E. LEONARD (12)                               2000           150,000                            75,009(8)(3)
Executive President, Chief                           1999            87,500
Operating Officer, and Chief
Financial Officer

JAMES H. BOSWELL (13)                                2000           150,000       83,186                5,604(3)
Vice President of Sales                              1999            13,269       18,800                   32(7)

     (1) Includes bonus and/or sales commission earned in respective fiscal years.
     (2) The aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total annual salary and bonus for that executive officer during each of these years.
     (3) Other compensation includes 401(k) plan-matching contributions and life insurance premiums.
     (4)  Includes personal tax preparation services paid by the Company.
     (5)  Mr. Connaghan resigned from the Company on July 21, 1999.
     (6)  Represents severance payments paid by the Company.
     (7)  Represents life insurance premiums paid by the Company.
     (8)  Represents relocation expenses and related taxes paid by the Company
     (9)  Mr. Allen resigned from the Company on May 10, 2000.
     (10) Mr. Ishibashi resigned from the Company on March 1, 2000.
     (11) Represents separation payment paid by the Company.
     (12) Mr. Leonard joined the Company on August 31, 1998.
     (13) Mr. Boswell joined the Company on February 17, 1999.

STOCK OPTION PLANS

     1995 PLAN. The Company's 1995 Stock Option Plan (the "1995 Plan"), is construed, interpreted and administered by the Compensation Committee. The Compensation Committee has the discretion to determine the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (which in the case of Non-Statutory Options (as defined below) may be below fair market value of the Common Stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised) and certain other provisions relating to the options. Under the 1995 Plan, the Compensation Committee may grant options to purchase up to 2,070,000 shares of the Common Stock to management, employees and directors of the Company. If the proposal to amend the 1995 Plan at the 2000 Meeting is approved, that number will increase to 2,670,000 shares. Shares of Common Stock underlying options that expire unexercised will be available for future option grants under the 1995 Plan. The number of shares available for grant of options under the 1995 Plan and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Common Stock. The Company must retain sufficient authorized but unissued shares of Common Stock to assure itself of its ability to perform its obligations under the 1995 Plan.

     The 1995 Plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options that do not qualify as incentive stock options under Section 422 of the Code ("Non-Statutory Options"). The exercise price of each Incentive Option must be at least equal to the fair market value of the Common Stock on the date the Incentive Option is granted. The exercise price of Non-Statutory Options may be less than the fair market value of the Common Stock on the date the Non-Statutory Option is granted. If an Incentive Option is granted to an employee who then owns stock possessing 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the exercise price of the Incentive Option must be at least equal to 110% of the fair market value of the Common Stock on the date the Incentive Option is granted.

     Generally, for federal income tax purposes, Non-Statutory Options will not result in any taxable income to the optionee at the time of grant. The optionee will generally realize ordinary income, however, at the time of exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option price, regardless of whether the option price is paid in cash or shares. Where ordinary income is recognized in connection with the exercise of an option, the Company will be entitled to a deduction in the amount of ordinary income so recognized, provided among other things, that the Company complied with applicable tax withholding requirements. No income is recognized for federal income tax purposes when an Incentive Option is exercised and no deduction is available to the Company. Incentive Options will be taxed as Non-Statutory Options if shares purchased upon exercise of the Incentive Option are sold within one year after the exercise or within two years after the date the Incentive Option is granted.

     The maximum term of options granted under the 1995 Plan generally will be 10 years, but with respect to an Incentive Option granted to an employee who then owns stock possessing 10% of the total combined voting power of all classes of stock of the Company, the maximum term of the option will be five years. Subject to that limitation, the Committee has discretion to decide the period over which options may be vested and exercised. In addition, the Committee may specify that an option will terminate prior to the end of its stated term upon termination of employment (which includes for this purpose termination of a consulting relationship in the case of a consultant), disability or death. Options which contain vesting schedules ordinarily will become fully exercisable in the event of disability or death. Options are not transferable, except by will or pursuant to the laws of descent and distribution, and are exercisable only by the option holder during his lifetime or, in the event of disability or death, by the option holder's guardian or legal representative. Option agreements issued under the 1995 Plan may (but need not) provide that the vesting of options will be accelerated upon a "Change in Control" of the Company. A Change in Control is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of shares of Common Stock representing 50% or more of the total number of votes that may be cast by all shareholders of the Company voting as a single class, without the approval or consent of the Board of Directors, (b) there is a consolidation or merger of the Company in which the Company is not the surviving corporation or (c) a plan or proposal for the liquidation or dissolution of the Company is adopted.

     1989, 1991 AND 1992 STOCK OPTION PLANS. The Company has established 1989, 1991 and 1992 stock options plans pursuant to which it has granted options to certain employees to purchase shares of Common Stock. As of July 11, 2000, all of the options granted under the 1989 plan had been exercised or had expired. As of July 11, 2000, the 1991 and 1992 plans had outstanding options for 30,000 and 93,300 shares of Common Stock, respectively, at exercise prices of $0.9375 and $1.3125 per share, respectively. All options granted under these plans are Non-Statutory Options and the Company's authority to issue additional options under these plans has terminated. Options granted under the 1991 and 1992 plans expire 10 years from their date of grant and are exercisable in accordance with the terms of individual stock option agreements.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

     The following tables provide certain information concerning options granted to, exercised by and held by each Named Executive Officer of the Company at March 31, 2000 under the Company's 1991, 1992 and 1995 stock option plans.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                         NUMBER OF         % OF OPTIONS                                              POTENTIAL REALIZABLE VALUE
                           SHARES           GRANTED TO                                               OF ASSUMED ANNUAL RATES OF
                         UNDERLYING        EMPLOYEES IN       EXERCISE OR BASE                         STOCK APPRECIATION FOR
                          OPTIONS             FISCAL               PRICE             EXPIRATION             OPTION TERM
NAME                     GRANTED(#)            YEAR            ($ PER SHARE)            DATE          5%($)          10%($)
----                     ----------            ----            -------------            ----          -----          ------
Kenneth B. Kaplan            0                 N/A                  N/A                 N/A            N/A            N/A

George E. Leonard          80,000             13.97%                1.56             9/30/2009        78,486        198,899

                           AGGREGATED OPTION EXERCISES
                 IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                    SHARES                      UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT MARCH
                                 ACQUIRED ON       VALUE($)            AT MARCH 31, 2000                  31 2000($)(*)
NAME                             EXERCISE (#)      REALIZED      EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                             ------------      --------      -----------    -------------     -----------    -------------
Kenneth B. Kaplan                     0              N/A                   0               0          N/A            N/A

M. Denis Connaghan                    0              N/A                   0               0              0                0

Martin Allen                          0              N/A              23,250          33,750        187,453          288,038

Shigehiro Ishibashi                 15,000         61,110                  0          45,000              0          380,175

George E. Leonard                     0              N/A              24,000         176,000        176,880        1,442,720

James H. Boswell                      0              N/A              24,000          96,000        198,000          792,000

     (*) Calculations based on the fair market value of the underlying securities as of March 31, 2000 of $10.750 per share, minus the aggregate exercise price.

     No compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year was paid or accrued pursuant to a long-term incentive plan during the last fiscal year to any of the persons named in the Summary Compensation Table. The Company does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service.

1999 EMPLOYEE STOCK PURCHASE PLAN

     The Company established the 1999 Employee Stock Purchase Plan (the "ESP Plan"), which is administered by a committee of the Board of Directors and is designed to provide employees of the Company with a means of acquiring shares of the Company's Common Stock through cash contributions and payroll deductions. A total of 500,000 shares of the Company's Common Stock are reserved for issuance under the ESP Plan. All individuals who are employees as of the first day of an offering period are eligible to participate for the offering period, except employees who own (or would own as a result of stock purchased under the ESP
Plan) stock possessing five percent (5%) or more of the voting power or value of the Common Stock of the Company. Offering periods of the ESP Plan (each an "Offering Period") shall each be of three (3) months duration commencing on January 1, April 1, July 1, and October 1 of each year. During each Offering Period, payroll deductions of participants are accumulated under the ESP Plan and aggregated with their respective cash contributions, if any. The aggregate cash and payroll deductions cannot exceed $15,000 in any Offering Period or any fiscal year. The first such Offering Period commenced January 1, 2000. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of: (a) the fair market value on the first business day of the period; or (b) the fair market value on the last business day of the period, provided, however that in no event may the purchase price per share of the Company's Common Stock be below the par value per share of the Company's Common Stock. The term "fair market value" shall be the closing price on Nasdaq. This plan shall continue until the earlier to occur of (a) termination of the ESP Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of the Common Stock reserved for issuance under the ESP Plan, or (c) ten (10) years from the adoption of the ESP Plan by the Board.

PROFIT SHARING PLANS

     Effective April 1, 1994, the Company established a 401(k) contributory profit sharing plan for substantially all full-time employees. Under the contributory plan, the Company provides matching cash contributions based on qualified employee contributions, as well as certain other contributions. Contributions to the contributory plan for the fiscal year ended March 31, 2000 were $99,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed in May 1994, and the members currently are Messrs. Howell (Chairman) and Gordon. Affiliates of Mr. Howell hold approximately 5% of the Common Stock. None of the members of the Compensation Committee are eligible to receive options under the Company's existing stock option plans.

     No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Bases solely upon a review of the copies of such reports furnished to the Company and written representations from the executive officers and Directors of the Company, the Company believes all Section 16(a) filing requirements were complied with during the fiscal year.

                              CERTAIN TRANSACTIONS

     During the fiscal year ended March 31, 2000, Microware Systems Corporation received total revenues of $592,000 under various license and service agreements with Motorola, which holds 1,526,232 shares of Common Stock of the Company and warrants to purchase an additional 1,248,736 shares. The Company also routinely purchases various hardware products from Motorola used in product development.

     The Company believes that all transactions discussed or disclosed above have been, and the Company's Board of Directors has adopted a policy stating that any future transactions with the Company's officers, Directors, affiliates, or controlling shareholders will be, on terms which are considered to be no less favorable to the Company than those obtainable in arm's length transactions with unaffiliated third parties.

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period from the Company's initial public offering on April 2, 1996 through March 31, 2000, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Index over the same period.

     The graph below assumes the investment of $100 in the Company's Common Stock and in each of the other indexes on April 3, 1996, with reinvestment of all dividends.

         COMPARISON OF TOTAL RETURN AMONG MICROWARE SYSTEMS CORPORATION, THE NASDAQ COMPOSITE INDEX AND NASDAQ COMPUTER & DATA PROCESSING INDEX

                               FISCAL YEAR ENDING

                                                   4/03/96      3/31/97      3/31/98      3/31/99      3/31/00
                                                   -------      -------      -------      -------      -------
Microware Systems Corporation                      100.00        63.75        48.75        18.75       107.50
Nasdaq Computer  & Data Processing Index           100.00       108.02       188.99       306.91       557.42
Nasdaq Composite Index                             100.00       109.62       166.49       223.87       410.30

                                     [GRAPH]

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

     The Compensation Committee of the Board of Directors of the Company is composed of two non-employee directors, Daniel P. Howell (Chair) and James A. Gordon. The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. These policies are based on the premise that the shareholders' interests are best served by recruiting and retaining the most talented people in the industry. The Compensation Committee looks to provide competitive compensation packages that enable the Company to attract key executives, to integrate compensation with the Company's business objectives and to tie an individual executive's compensation with overall Company performance. The Compensation Committee also approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administers the Company's stock option plans.

     The Company's compensation package consists of three basic components: base salary, cash bonuses and stock-based incentive compensation.

BASE SALARY

     The base salary paid to the Company's executive officers is established to be in line with other software companies deemed by the Compensation Committee to be of similar size and prospects (the "peer group"), while taking into account the experience and contribution of individual members of management. The Compensation Committees also takes into consideration in setting salaries for existing management the anticipated salary requirements of prospective members of the Company's management team. Individual salary increases during the 2000 fiscal year were based on the performance of the Company and of each individual executive, as observed and recommended by the Company's Chief Executive Officer, and on observed salary levels within the peer group. Salary adjustments for the Company's Chief Executive Officer and other executive officers are subject to the review and approval of the full Board of Directors, based upon the recommendation of the Compensation Committee.

CASH BONUSES

     The Company believes it is important to provide additional cash incentives to executives who make extraordinary contributions to the Company. In determining the amount to be paid as bonuses to various executives during the 2000 fiscal year, the Committee considered the performance of the Company in reaching its revenue and profitability goals, the strategic accomplishments of respective executives critical to the long-term success of the Company, and the recommendations of the Chief Executive Officer.

LONG TERM INCENTIVES

     The Compensation Committee makes option grants after consideration of recommendations made by the Company's Chief Executive Officer. Recommendations for option amounts are based upon relative positions and responsibilities of various officers. The Compensation Committee believes that the long-term nature of the options encourages officers to remain with the Company in order to realize the options' underlying economic value. Also, the Compensation Committee feels it is appropriate to grant options to newly hired officers in order to help them embrace the Company's goal of increasing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The annual salary and bonus of the Company's Chief Executive Officer are determined in consultation with Mr. Kaplan. In fiscal 2000, Mr. Kaplan received a salary of $185,000 and no cash bonus, due to the financial condition of the Company. These amounts reflect the Committee's philosophy as described above.

     The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract, motivate and retain an excellent management team.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

     The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the 2001 fiscal year. The Company does not expect cash compensation for the 2000 fiscal year to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).


                                        The Compensation Committee


                                        Daniel P. Howell, Chair
                                        James A. Gordon

                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN

     The Board of Directors recommends that the shareholders approve a proposal to amend the 1995 Plan to increase the number of shares that can be issued under the 1995 Plan. Currently, an aggregate of 2,070,000 shares of Common Stock are authorized for issuance pursuant to the 1995 Plan, as amended, of which 165,275 were available for new grants as of July 11, 2000. The proposed amendment would increase the total number of shares authorized for issuance by 600,000 to an aggregate of 2,670,000. The proposed amendment would not alter the federal income tax consequences of grants under the 1995 Plan, as discussed in the description of the 1995 Plan in the section on Executive Compensation which appears earlier in this Proxy Statement.

REASON FOR THE AMENDMENTS

     The Board of Directors believes the 1995 Plan has been an effective tool in attracting and retaining new executive and employee talent, and in further aligning the interests of executives, employees, and others with the interests of the Company's shareholders. Since its adoption, a total of 1,904,725 options (net of cancellations) have been granted under the 1995 Plan. The Board of Directors believes that an increase in the aggregate number of authorized shares is necessary to allow the continued viability of the 1995 Plan.

     The following table sets forth the number of stock options granted under the 1995 Plan as of July 11, 2000 (net of cancelled and expired options). As option grants under the 1995 Plan are discretionary, the Company cannot presently determine the number of options to be granted to any particular Named Executive Officer, executive officers as a group, non-employee directors or employees as a group.

                                                                                                                 NUMBER OF
                                                                                                             UNDERLYING OPTION
           NAME                                             POSITION                                               SHARES
           ----                                             --------                                               ------
Kenneth B. Kaplan           President, Chief Executive Officer and Chairman of the Board of                                   0
                            Directors

M. Dennis Connaghan         Former Chief Operating Officer                                                                    0

Martin Allen                Former Managing Director European Operations                                                 57,000

Shigihiro Ishibashi         Former President and Representative Director Microware Systems                               45,000
                            Kabushiki Kaisha

George E. Leonard           Executive Vice President, Chief Financial Officer, Chief Operating                          200,000
                            Officer, Treasurer, Secretary and Director

James H. Boswell            Vice President of Sales                                                                     120,000

Beth E. Law                 Chief Accounting Officer, Controller, Assistant Treasurer and Assistant                      10,000
                            Secretary

Executive Group                                                                                                         432,000

Non-Executive                                                                                                           56,000
Director Group

Non-Executive Officer                                                                                                 1,137,567
Employee Group

TEXT OF THE PROPOSED AMENDMENT

     The proposed amendment would amend Section 2 of the 1995 Plan, as amended, as follows:

          The phrase "2,670,000 (determined as of July 11, 2000)" is substituted for the phrase "2,070,000 (determined as of July 7, 1998)' where it appears in Section 2 of the Plan.

VOTE REQUIRED FOR APPROVAL

     The vote required for approval of the amendments to the 1995 Plan is an affirmative vote by the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote, at the Meeting at which the holders of a majority of the outstanding shares of Common Stock of the Company are present in person or represented by proxy.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN.


                                   ----------


                   PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG LLP has audited the books and records of the Company since 1984 and the Board of Directors desires to continue the services of this firm for the current fiscal year ending March 31, 2001. Accordingly, the Board of Directors will recommend at the Meeting that the shareholders ratify the appointment of the firm of KPMG LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED FOR APPROVAL

     The vote required for approval of the ratification of KPMG LLP as the independent accountants is an affirmative vote by the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote at the Meeting at which the holders of a majority of the outstanding shares of Common Stock of the Company are present in person or represented by proxy.


     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF KPMG LLP.

                                  MISCELLANEOUS

COST OF SOLICITATION

     All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

     Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders, and intended to be included in the Company's Proxy Statement for that meeting, under SEC Rule 14a-8 must be made in accordance with the Company's bylaws, and must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than March 31, 2001.

     The bylaws, which are available upon request from the Company's Secretary, also require that shareholder proposals, other than for nominations for director, be received by the Secretary of the Company by March 31, 2001. For nominations for director, the bylaws provide that shareholder notice must be received within 60 days in advance of the annual shareholder meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or within 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting.


                                   By order of the Board of Directors



                                   George E. Leonard
Date:  July 31, 2000               SECRETARY

                          MICROWARE SYSTEMS CORPORATION
                             1995 STOCK OPTION PLAN
                              (Amended as Proposed)


1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to enable Microware Systems Corporation (the "Company") to attract and retain people of initiative and ability as employees, advisors and directors and to provide additional incentives to these individuals. Reference hereinafter to "employee" shall also include advisors and non-employee directors. Reference to "employment" shall also include service as an advisor or member of the board of directors of the Company.

2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in Paragraph 7, the shares to be offered under the Plan shall consist of Common Stock of the Company ("Shares"). The total number of Shares that may be issued under the Plan shall not exceed 2,670,000 (determined as of July 11, 2000) Shares. If an option right granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such option shall again be available under the Plan.

3.   EFFECTIVE DATE AND DURATION OF PLAN.

          (a) EFFECTIVE DATE. The Plan shall become effective as of April 1, 1995. However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholders' meeting at which a quorum is present; any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options may be granted under the Plan at any time after the Effective Date and before termination of the Plan.

          (b) DURATION. The Board of Directors may at any time suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on March 31, 2005. The rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except by the consent of the person to whom the option was granted.

4. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), who, during the one-year period prior to the time of exercising discretion in administering the Plan (but only after the Company first registers its Common Stock under the Exchange Act) and during the one-year period after exercising such discretion (but only after the Company first registers its Common Stock under the Exchange Act), have not received awards under the Plan. The Committee shall determine and designate from time to time the employees to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may amend or terminate the Plan as provided in Paragraphs 3 and
     10. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determination in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

5. ELIGIBILITY. Any awards may be made to employees of the Company, including advisors and directors of the Company; provided, however, no member of the Committee shall be eligible for selection as a person to whom awards may be made. The Committee shall select the employees to whom awards shall be made. The Committee shall specify the action taken with respect to each employee to whom an award is made under the Plan. At the discretion of the Committee, an employee may be given an election to surrender an award in exchange for the grant of a new award.

     The number of Shares underlying options granted in a fiscal year to each executive officer whose compensation is subject to reporting on the Company's annual proxy statement (an "Executive Officer") shall not exceed 200,000 shares for any fiscal year during which he or she becomes or serves as an Executive Officer.

6.   OPTION GRANT.

     (a) GRANT. The Committee has the authority and discretion to grant options under the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised. In addition, the Committee may provide for any further restrictions or provisions in the option agreement which it deems appropriate. Options shall be either incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options shall meet all of the requirements of this Paragraph 6. Nonstatutory Options shall meet the requirements of Subparagraphs (c) through (g) of this Paragraph 6.

     (b) INCENTIVE STOCK OPTION. Incentive Stock Options ("ISOs") shall be subject to the following terms and conditions. (For the purposes of this Subparagraph 6(b), references to "employee" shall not include advisors or non-employee directors; only common law employees may receive ISOs.)

              (i) ISOs may be granted under the Plan to an employee possessing more than 10% percent, directly or by attribution, of the total combined voting power of all classes of stock of the Company only if the option price is at least 110% of the fair market value of the Shares subject to the option on the date it is granted, as described in Subparagraph 6(b)(iii), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

              (ii) Subject to Subparagraphs 6(b)(i) and 6(c), ISOs granted under the Plan shall continue in effect for the period fixed by the Committee, except that no ISO shall be exercisable after the expiration of ten years from the date it is granted.

              (iii) The option price per shall be determined by the Committee at the time of grant. Subject to Subparagraph 6(b)(i), the option price shall not be less than 100% of the fair market value of the Shares covered by the ISO at the date the option is granted. The fair market value shall be determined by the Committee, or procedures established by the Committee.

              (iv) No ISO shall be granted on or after the tenth anniversary of the Effective Date of the Plan.

     (c) EXERCISE OF OPTIONS. Except as provided in Subparagraph 6(f), no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in Subparagraphs 6(f), 6(h) and 6(i), and Paragraphs 7 and 8, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

     (d) NONTRANSFERABILITY. Each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

     (e) VESTING. Options granted under the Plan shall vest according to such schedule as the Committee may prescribe at the time of grant, which may include full and immediate vesting. Reference to "option" in this Plan means all vested and non-vested options.

     (f)  TERMINATION OF EMPLOYMENT OR DEATH.
          WITH RESPECT TO ISOS.

              (i) Subject to Subparagraphs 6(h) and 6(i), if the employment of an employee is terminated, any then outstanding stock option held by the employee shall be exercisable, in accordance with the provision of the stock option agreement, by such employee at any time prior to the expiration date of such stock option or within three months after the date of termination of employment, whichever is the shorter period.

              (ii) Subject to Subparagraph 6(i), and notwithstanding the provisions of (f)(i), if the employee's employment is terminated because of a disability described in Section 422(c)(6) of the Internal Revenue Code ("Disability"), any then outstanding stock option held by the employee shall be exercisable, in accordance with the stock option agreement, by such employee at any time prior to the expiration of such option agreement or within one year after the date of termination of employment, whichever is the shorter period. Whether an optionee has a Disability shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

              (iii) Notwithstanding the provisions of (f)(i), if the employee dies, any then outstanding stock option held by such employee on the date of death shall be exercisable, in accordance with the provisions of the stock option agreement, by the duly appointed representative of the employee's estate at any time prior to the expiration of such option agreement or within one year after the date of death, whichever is the shorter period.

          If a termination under (f)(d) or (iii) occurs, any unvested portion of the option held by the employee shall become vested, provided that the aggregate value of Shares with respect to which any ISO first becomes exercisable in the calendar year of the termination of employment does not exceed $100,000. If the value of Shares that become fully vested under an ISO exceed $100,000, the excess shall be treated as stock subject to a Nonstatutory Stock Option. For purposes of the $100,000 limitation, the fair market value of the Shares on the date the ISO was granted shall be used in determining the value of the Shares.

          WITH RESPECT TO NONSTATUTORY OPTIONS:

                     The Committee may specify in the option agreement what
                restrictions will apply in the event of termination of employment.

          For all options issued hereunder, to the extent that the option of any deceased optionee or any optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

     (g) PURCHASE OF SHARES. Unless the Committee determines otherwise, Shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view toward distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash. No Shares shall be issued until full payment therefor has been made. If the Company is required to withhold on account of any of any present or future tax imposed as a result of an exercise, the Company shall so notify the optionee and the optionee shall be required to pay all such withholding in cash as a condition to the receipt of shares. The Shares shall contain any restrictions required by the option agreement unless the Committee determines otherwise.

     (h) TERMINATION FOR CAUSE. For all options issued hereunder, if the Company terminates the employment of an optionee for cause, all outstanding stock options held by the optionee at the time of such termination shall automatically terminate unless the Committee notifies the optionee that the options will not terminate. A termination "for cause" shall be defined under each written option agreement. Whether and when a termination of employment is a termination "for cause" shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

     (i) VIOLATION OF OTHER AGREEMENT. For all options issued hereunder, if an optionee violates any confidentiality, non-solicitation or non-competition agreement with the Company, all outstanding stock options held by the optionee at the time of such violation shall automatically terminate unless the Committee notifies the optionee that the options will not terminate. Whether and when any such agreement is violated shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

7. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan, provided that this Paragraph 7 shall not apply with respect to transactions referred to in Paragraph 8. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the optionee's proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or exchange for Shares issued hereunder that are subject to restrictions be subject to restrictions. Notwith-standing the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

8.   SPECIAL ACCELERATION IN CERTAIN EVENTS.

     (a) SPECIAL ACCELERATION. Notwithstanding any other provisions of the Plan, option agreements issued under the Plan may (but need not) provide for a special acceleration ("Special Acceleration") of options outstanding under such agreement with the effect set forth in Subparagraph 8(b) at any time when the shareholders of the Company approve one of the following ("Approved Transactions"):

              (i) Any consolidation, merger, plan of exchange, or transaction involving the Company ('Merger') in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Common Stock of the Company immediately prior to the Merger have the same proportionate ownership of common stock of the giving corporation after the Merger; or

              (ii) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

          In addition, option agreements issued under the Plan may (but need not) provide for a Special Acceleration in the event a "person", within the meaning of Section 13(d) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, in one or more transactions, of shares of Common Stock of the Company representing 50% or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, without the approval or consent of the Board of Directors.

               (b) EFFECT ON OUTSTANDING OPTIONS. Except as provided below in this Subparagraph 8(b), upon a Special Acceleration pursuant to Subparagraph 8(a), all options then outstanding under the Plan and subject to such acceleration shall immediately become exercisable in full during the remainder of their terms; provided, the Committee may, in its sole discretion, provide a 30-day period prior to an Approved Transaction during which such optionees shall have the right to exercise options, in whole or in part, without any limitation on exercisability, and upon the expiration of such 30-day period all such unexercised options shall immediately terminate.

9. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant options under the Plan having terms, conditions and provisions that vary from those specified in this Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

10. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Subparagraphs 6(f), 6(g), 6(h) or 6(i), or Paragraphs 7 and 8, however, no change is an award already granted shall be made without the written consent of the holder of such award.

11. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state and federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which this Company's shares may then be listed or admitted for trading, in connection with grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

12. EMPLOYMENT RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall confer upon any employee any right to continued service with the Company or shall interfere in any way with the right of the Company to terminate such employee's service at anytime, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits.

13. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                        Microware Systems Corporation

                       ANNUAL MEETING OF STOCKHOLDERS

                              September 12, 2000
                                10:00 a.m. CST

                          Four Points Hotel Sheraton
                              11040 Hickman Road
                              Clive, Iowa 50325

[LOGO]
1500 NW 118th Street, Des Moines, IA 50325                                PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON SEPTEMBER 12, 2000.

The shares of stock you hold in your account or in a dividend account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint Kenneth B. Kaplan and George E. Leonard, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                              PLEASE DETACH HERE

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

1. ELECTION OF DIRECTORS    01 George E. Leonard    / / Vote FOR            / / Vote WITHHELD
                            02 Robert A. Peiser         all nominees            from all nominees
                                                        (except as marked)

(Instructions: To withhold authority to vote for any        __________________
indicated nominee, write the number(s) of the nominee(s)
in the box provided to the right.)                          __________________

2. PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN      / /  FOR        / / AGAINST      / / ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT / /  FOR        / / AGAINST      / / ABSTAIN
   PUBLIC ACCOUNTANTS

4. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
   MEETING (which the Board of Directors does not know of as of July 28, 2000).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark box / /

Indicate changes below:                 Date ________________________________


                                             ________________________________

                                             ________________________________
                                             Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.